Exhibit 16.1

March 12, 2004

Securities and Exchange Commission
450 5th Street
Washington, DC 20549

We have read and agree with the comments regarding Cacciamatta Accountancy Corporation made in Item 4 of Form 8-K of Instapay Systems, Inc. dated March 12, 2004.



Cacciamatta Accountancy Corporation
Irvine, California